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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Wednesday, May 9, 2007

YOUR VOTE IS IMPORTANT

        Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois Share Owner:

        You are cordially invited to attend the Annual Meeting of Owens-Illinois' share owners to be held on Wednesday, May 9, 2007, at 9:00 a.m. in Conference Room A, Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of three directors, each to serve for a term of three years;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007; and

  3.
  Such other business as may properly be presented for action at the meeting or any postponement or adjournment thereof.

        Enclosed is a Proxy Statement, which provides information concerning the Company and the Board of Directors' nominees for election as directors and information concerning the selection of Ernst & Young LLP as the Company's independent registered public accounting firm.

        The Board of Directors fixed the close of business on March 12, 2007, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card, which provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held in more than one name, all holders of record should sign the proxy card. If you desire to vote for all of the Board of Directors' nominees for election to the Board of Directors and in favor of the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007, you need not mark your votes on the proxy card but need only sign and date it and return it in the enclosed envelope. As an alternative to returning the proxy card, you may choose to make use of the Internet or telephone voting options described in the enclosed Proxy Statement and on the proxy card.

        Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                      By order of the Board of Directors,

                      ALBERT P. L. STROUCKEN
                       Chairman of the Board

                      JAMES W. BAEHREN
                       Secretary

April 5, 2007
Perrysburg, Ohio

TABLE OF CONTENTS

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS	1
Who May Vote	1
How to Vote	1
Revocability of Proxies	2
Vote Required to Approve Matters	2
Other Matters	3
PROPOSAL 1: ELECTION OF DIRECTORS	3
General	3
Information on Nominees and Continuing Directors	3
Board Recommendation	5
Information Concerning the Board	5
Committees of the Board of Directors	8
Code of Business Conduct and Ethics	11
DIRECTOR COMPENSATION AND OTHER INFORMATION	12
Director Compensation	12
Compensation Table	13
Certain Transactions	14
Compensation Committee Interlocks and Insider Participation	15
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Board Compensation Committee Report	30
Summary Compensation Table	31
Grants of Plan Based Awards Table	34
Outstanding Equity Awards at Fiscal Year End Table	35
Option Exercises and Stock Vesting Table	37
Pension Benefits Table	38
Non-Qualified Deferred Compensation Table	39
Potential Payments Upon Termination or Change In Control	40
AUDIT COMMITTEE REPORT	47
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
Fees Paid to Ernst & Young LLP	48
Pre-Approval of Independent Registered Public Accounting Firm Services	48
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
Section 16(a) Beneficial Ownership Reporting Compliance	55
2008 ANNUAL MEETING OF SHARE OWNERS	56
PROXY SOLICITATION	56

i

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 9, 2007

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (herein called the "Company") will be held on Wednesday, May 9, 2007, at 9:00 a.m. in Conference Room A, Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will vote to elect three directors, each to serve a term of three years, and consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007, as more fully described below.

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 5, 2007.

Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 12, 2007 (the "record date"). At the close of business on the record date, 154,622,945 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cast a vote in one of four ways:

Vote by Internet

        A share owner can choose to vote shares at any time over the Internet site listed on the accompanying proxy card. The Internet site will give share owners the opportunity to provide voting instructions with respect to their shares and confirm that the instructions have been accurately recorded. If a vote is cast over the Internet site, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also vote by telephone at any time by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. To vote, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a vote is cast by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to vote by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope.

Vote in Person

        A share owner can choose to vote in person at the Annual Meeting by ballot.

        The telephonic and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares.

        The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect three as directors of the Company for a term of three years to expire at the Annual Meeting in 2010, (b) for ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007, and (c) in the discretion of the proxy holders as to any other business which may properly come before the meeting.

Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the 2007 Annual Meeting.

Vote Required to Approve Matters

        A quorum is the presence at the meeting of a number of shares, which are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic or internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        Directors are elected by a plurality of the shares cast at the meeting. If you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome. Under the Company's Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee shall recommend to the Board the actions to be taken with respect to such offer of resignation.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal have been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2007 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should be properly brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third Annual Meeting for selection of directors following the election of such class. The Board currently consists of ten members, four of whom are Class I directors whose terms expire at this year's Annual Meeting, three of whom are Class II directors whose terms expire at the 2008 Annual Meeting, and three of whom are Class III directors whose terms expire at the 2009 Annual Meeting. Robert J. Dineen, a Class I director whose term will expire at this year's Annual Meeting, will retire from the Board upon the expiration of his term. With the exception of Peter S. Hellman, who was appointed to fill a vacancy on the Board in March 2007, all of the directors listed herein, including the other nominees, have served as directors since the last Annual Meeting.

Information on Nominees and Continuing Directors

        The Board, on the recommendation of the Nominating/Corporate Governance Committee, has nominated three persons for election as Class I directors to serve for a three-year term expiring at the Annual Meeting of share owners to be held in 2010 and until their successors have been elected and qualified. The three nominees of the Board are Albert P. L. Stroucken, Dennis K. Williams and Thomas L. Young, each of whom is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available.

        The following table provides information on the persons nominated for election to the Board and the continuing directors:

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced
NOMINEES:
Albert P. L. Stroucken	59	2007	2005
President, Chairman of the Board and Chief Executive Officer of the Company since December 2006, and, prior thereto, Chairman of the Board of H.B. Fuller Company (1999-2006) and President and Chief Executive Officer of H.B. Fuller (1998-2006), and prior thereto, General Manager, Inorganics Division of Bayer AG (1997-1998), Executive Vice President and President of Industrial Chemicals Division, Bayer Corporation (1992-1997). Mr. Stroucken is a director of Baxter International, Inc.
Dennis K. Williams	61	2007	2005
Retired Chairman of the Board of IDEX Corporation (2000-2006), where he previously also served as President and Chief Executive Officer (2000-2005), and, prior thereto, President and Chief Executive Officer of GE Power Systems Industrial Products (1998-2000). Mr. Williams is a director of AMETEK, Inc., Actuant Corporation and Washington Group International, Inc.
Thomas L. Young	63	2007	1998
President, Titus Holdings Ltd., a private investment company, and, prior thereto, Executive Vice President and Chief Financial Officer of the Company, positions he held since 2004 and 2003, respectively, Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998-2004). Mr. Young is a director of Franklin Electric Co., Inc. and Manor Care Inc.
RETIRING DIRECTOR WHOSE TERM IS EXPIRING
Robert J. Dineen	77	2007	1994
Retired Chairman of the Board of Directors of Layne Christensen Company (1992 to 2005), and, prior thereto, President and Chief Executive Officer of The Marley Company for more than five years.
CONTINUING DIRECTORS:
Peter S. Hellman	57	2008	2007
President and Chief Financial and Administrative Officer of Nordson Corporation since 2004 and a director since 2001, and prior thereto, Executive Vice President and Chief Financial and Administrative Officer of Nordson Corporation (2000-2004), and prior thereto, TRW Inc. (1989-1999) in various positions, the most recent of which were President and Chief Operating Officer. Mr. Hellman is a director of Baxter International, Inc. and Qwest Communications International Inc.

Anastasia D. Kelly	57	2008	2002
Executive Vice President, General Counsel, and Senior Regulatory and Compliance Officer of American International Group, Inc. since 2006, and, prior thereto, Executive Vice President and General Counsel of MCI (2003-2006), Senior Vice President and General Counsel of Sears, Roebuck and Co. (1999-2003) and Senior Vice President (1996-1999) and General Counsel and Secretary (1995-1999) of Fannie Mae, a financial services company.
John J. McMackin, Jr.	55	2008	1994
Member of the law firm of Williams & Jensen for more than five years.
Gary F. Colter	61	2009	2002
President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002, and, prior thereto, Vice Chairman of KPMG Canada (2000-2002), Global Managing Partner, Financial Advisory Services, of KPMG International (1998-2000) and Vice Chairman of KPMG Canada (1989-1998). Mr. Colter is a director of CIBC and Core-Mark Holding Company, Inc.
Corbin A. McNeill, Jr.	67	2009	2005
Retired Chairman and Co-Chief Executive Officer (2000-2002) of Exelon Corporation, a natural gas and electric utility company (formed in the October 2000 merger of Peco Energy Company and Unicom Corporation), and, prior thereto Chairman, President and Chief Executive Officer (1997-1999), Director, President and Chief Executive Officer (1990-1995) and Executive Vice President—Nuclear (1988-1990) of Peco Energy Company. Mr. McNeill is a director of Ontario Power Generation, Associated Electric & Gas Insurance Services Ltd., and as Non-Executive Chairman of the Board of Directors of Portland General Electric. Mr. McNeill serves as the Company's lead director.
Helge H. Wehmeier	64	2009	2005
Retired Vice-Chairman of Bayer Corporation (2002-2004), and, prior thereto, President and Chief Executive Officer of Bayer Corporation (1991-2002). Mr. Wehmeier is a director of PNC Financial Services Group, Inc. and Terex Corporation.

Board Recommendation

        The Board recommends that you vote FOR the three nominees identified above.

Information Concerning the Board

        The Board has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Independence

        A majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Robert J. Dineen, Peter S. Hellman, Anastasia D. Kelly, Corbin A. McNeill, Jr., Helge H. Wehmeier and Dennis K. Williams. In making this determination, the Board has determined that none of these directors has any relationships with the Company other than their roles as directors.

Attendance at Meetings by Directors

        In 2006, the Board met eight times. In connection with the meetings of the Board, the non-management directors met five times in executive session in 2006 and the independent directors met once.

        Each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such Director was a member. Attendance at Board and committee meetings during 2006 averaged 97.3% for directors as a group.

        The Company does not have a policy with regard to board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the board attended the 2006 Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines. A copy of the Guidelines is available on the Investor Relations section of the Company's website (www.o-i.com). A copy of the Guidelines is also available in print to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company's website are not a part of this Proxy Statement or incorporated by reference.

Non-Management Directors

        The non-management directors meet at most regularly scheduled Board meetings in executive session without management and hold such additional executive sessions as they determine necessary or appropriate. The non-management directors met five times in executive session in 2006. In addition, the independent directors met once in executive session in 2006. The lead director or his designee presides at these executive sessions.

Lead Director

        The Chair of the Nominating/Corporate Governance Committee serves as the lead director. Mr. Dineen served in that capacity until December 8, 2006 when Mr. McNeill was appointed lead director. The lead director acts as a key liaison with the chief executive officer, assists the chairman of the Board in setting the Board agenda, chairs executive sessions of the Board, and communicates board member feedback to the chief executive officer.

Stock Ownership

        In 2005 the Board established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to four times the director's annual cash retainer. The directors have four years from the effective date of the policy or the date of joining the Board, if later, to attain the required stock ownership guideline. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Communicating with the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the lead director, any Board committee or any chair of any such committee by mail. To communicate with the Board, the lead director, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o General Counsel/Corporate Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the office of the Company's general counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the general counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Process for Selecting Nominees for the Board

        The Nominating/Corporate Governance Committee of the Board is responsible for identifying individuals qualified to become members of the Board and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners at an annual or special meeting of share owners. In identifying candidates for membership on the Board, the Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and shall consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

        The Board currently consists of 10 members. Upon the expiration of Mr. Dineen's term on May 9, 2007, the Board will consist of 9 members. Under the Company's Certificate of Incorporation, the maximum size of the Board is 11 members. That provision cannot be repealed or amended unless approved by the affirmative vote of holders of not less than 80% of all outstanding shares of Common Stock.

        The Nominating/Corporate Governance Committee will consider potential candidates for director that have been recommended by the Company's directors, the chief executive officer, other members of senior management, and share owners. The procedures for the nomination of director candidates by share owners is described below under the heading "2008 Annual Meeting of Share Owners." Outside consultants may also be employed to help in identifying potential candidates.

        Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to explore in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to seriously consider and move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors whose performance is satisfactory generally will be renominated by the Board at the end of their term. In that case, the Nominating/Corporate Governance Committee does not consider a vacancy to exist.

Qualifications of Director Nominees

        Candidates for the Board should show evidence of leadership in their particular field, have broad business experience and the ability to exercise sound business judgment. In addition, candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates should also be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Further information can be found below under the heading "Nominating/Corporate Governance Committee."

Committees of the Board of Directors

        Subject to applicable provisions of the Company's By-Laws, the Board appoints the members of each committee. The Board may, at any time, change the authority or responsibility delegated to any committee. There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Management Committee.

Committee Membership

        The members of the Board serving on committees of the Board and the number of meetings held in 2006 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Management
Independent Directors:
Gary F. Colter	Chair		X
Robert J. Dineen		X	X
Anastasia D. Kelly	X	Chair
Corbin A. McNeill, Jr.		X	Chair
Peter S. Hellman	X
Helge H. Wehmeier	X		X
Dennis K. Williams	X	X
Non-Independent Directors:
John J. McMackin, Jr.				X
Thomas L. Young				Chair
Employee Director:
Albert P. L. Stroucken		(1)	(1)	X
Number of Meetings in 2006	9	6	3	1

(1)
Mr Stroucken resigned from these committees effective November 17, 2006. See "Compensation Committee Interlocks and Insider Participation" below for further discussion.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. It represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board (the "Audit Committee Charter"), which sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Colter, the chair of the Committee, is qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the Committee members meet the financial literacy requirements of the New York Stock

Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's executive officers and directors. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated Stock Option Plan, the Amended and Restated 1997 Equity Participation Plan, the 2005 Incentive Award Plan, the Incentive Bonus Plan and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board (the "Compensation Committee Charter"), which sets out the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Compensation Committee is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board (a) in identifying individuals qualified to become directors, consistent with criteria approved by the Board, and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) by developing and recommending to the Board a set of corporate governance principles applicable to the Company; (c) by overseeing the evaluation of the Board; and (d) by taking a leadership role in shaping the corporate governance of the Company.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board (the "Nominating/Corporate Governance Committee Charter"), which sets out the specific responsibilities of the Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Nominating/Corporate Governance Committee is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described below under the heading "2008 Annual Meeting of Share Owners."

Risk Management Committee

        The Risk Management Committee assists the Board in fulfilling its responsibility to share owners, potential share owners and the investment community by (a) assessing, and providing oversight to management relating to the identification and evaluation of, major strategic, operational, regulatory, information and external risks inherent in the business of the Company (the "Risks") and the control processes with respect to the Risks; (b) overseeing the risk management, compliance and control activities of the Company; (c) overseeing the integrity of the Company's systems of operational controls regarding legal and regulatory compliance; and (d) overseeing compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of the Company's business. The Risk Management Committee does not have responsibility for matters subject to the jurisdiction of another committee of the Board pursuant to that committee's charter. Under the terms of its charter, the Risk Management Committee (i) reviews and evaluates management's identification of all major Risks to the business and their relative weight; (ii) assesses the adequacy of management's risk assessment, its plans for risk control or mitigation, and disclosure; (iii) reviews the Company's disclosure of Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (iv) together with the Audit Committee, reviews, assesses and discusses with the General Counsel, the Chief Financial Officer and the independent registered public accounting firm (A) any significant risks or exposures; (B) the steps management has taken to minimize such risks or exposures; and (C) the Company's underlying policies with respect to risk assessment and risk management.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Company intends to post amendments to, or waivers from, its Code of Business Conduct and Ethics (to the extent applicable to the Company's directors, executive officers, principal financial officer or principal accounting officer) at this location on its website.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        Each non-management director of the Company receives an annual retainer of $50,000, payable quarterly. Each non-management director also receives $2,000 for each Board meeting in which such director participates. The Chair of the Audit Committee receives an additional annual retainer of $20,000, and each non-management director who serves as a chair of any other Committee receives an additional annual retainer of $10,000. The lead director receives an annual retainer of $10,000 in addition to the annual retainer for service as chair of a Committee. Each non-management director who serves as a member of a committee of the Board (including as chair) receives $2,000 for each committee meeting in which such director participates. In addition, each non-management director will receive a grant under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. of restricted stock of the Company on the day following the Annual Meeting of share owners with a value of approximately $50,000 on the date of the grant. This stock cannot be sold by any director until the later to occur of (a) three years after the date of grant, and (b) the end of the director's then current Board term. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        The total compensation paid to non-management directors is 2006 is reflected in the following table.

DIRECTOR COMPENSATION IN 2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Gary F. Colter	$110,000	$44,443	$0	$0	$154,443
Robert J. Dineen	102,696	44,443	0	0	147,139
Peter S. Hellman (4)	0	0	0	0	0
Anastasia D. Kelly	102,000	44,443	0	0	146,443
John J. McMackin, Jr	68,000	44,443	0	0	112,443
Corbin A. McNeill, Jr	88,652	27,776	0	0	116,428
Albert P. L. Stroucken (5)	72,312	11,111	0	0	83,423
Helge H. Wehmeier	90,000	27,776	0	0	117,776
Dennis K. Williams	84,000	11,111	0	0	95,111
Thomas L. Young (6)	0	16,665	0	165,000	181,665

(1)
The cash amounts paid to each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$50,000	$20,000	$16,000	$24,000	$110,000
Robert J. Dineen	50,000	18,696	16,000	18,000	102,696
Peter S. Hellman (4)	0	0	0	0	0
Anastasia D. Kelly	50,000	10,000	12,000	30,000	102,000
John J. McMackin, Jr	50,000	0	16,000	2,000	68,000
Corbin A. McNeill, Jr	50,000	10,652	16,000	12,000	88,652
Albert P. L. Stroucken	46,312	0	12,000	14,000	72,312
Helge H. Wehmeier	50,000	0	16,000	24,000	90,000
Dennis K. Williams	50,000	0	16,000	18,000	84,000
Thomas L. Young (6)	0	0	0	0	0
(2)
Amounts in this column reflect the expense recognized for financial reporting purposes for the indicated fiscal year, in accordance with Financial Accounting Standard ("FAS") 123R, with respect to awards of restricted shares of the Company's stock, which may include awards made during earlier years as well as the indicated year. Pursuant to SEC rules, in each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used to value awards and determine annual compensation expense are set forth in Note 13 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. The aggregate number of shares of restricted Common Stock held at December 31, 2006 by each Director is 8,294 for Mr. Colter, 8,294 for Mr. Dineen, 8,294 for Ms. Kelly, 8,294 for Mr. McMackin, 4,848 for Mr. McNeill, 2,841 for Mr. Stroucken, 4,848 for Mr. Wehmeier, 4,848 for Mr. Williams and 2,007 for Mr. Young.

(3)
Amounts required to be presented in this column are the amounts expensed under FAS 123R during 2006, if any, with respect to options. All options previously granted to directors were fully amortized and expensed prior to 2006. The aggregate number of shares of Common Stock subject to options outstanding at December 31, 2006 for each Director is 5,000 for Mr. Colter, all of which are currently exercisable, 10,000 for Mr. Dineen, 7,500 of which are currently exercisable, 10,000 for Ms. Kelly, 7,500 of which are currently exercisable, and 10,000 for Mr. McMackin, 7,500 of which are currently exercisable.

(4)
Mr. Hellman did not join the Board until March 2007.

(5)
On December 4, 2006, Mr. Stroucken became an employee of the Company. All amounts represent fees earned by Mr. Stroucken prior to that date. The amounts shown as director compensation for Mr. Stroucken are also reflected in the "Summary Compensation Table."

(6)
Mr. Young is a party to a consulting agreement with the Company, as described below under the heading "Certain Transactions" below. The amount listed above under "All Other Compensation" represents the amount paid to Mr. Young in 2006 under the terms of that consulting agreement. In March 2007, the Board approved an amendment to Mr. Young's consulting agreement under which, effective on the date of the Annual Meeting, Mr. Young would forego any further payments under the consulting agreement and would begin receiving compensation as a director. Prior to such amendment, Mr. Young had chosen to forego receipt of cash board fees to the extent the amounts paid to him under the consulting agreement exceeded the board fees to which he would otherwise have been entitled. In addition, in 2004 and 2006 he elected not to receive the grant of restricted stock granted to other non-management directors.

Certain Transactions

        During 2006, the law firm of Williams & Jensen, P.C., of which Mr. McMackin is a member, received fees for legal services in connection with various matters. It is anticipated that the Company will continue to utilize the services of Williams & Jensen, P.C. on various Company matters.

        In connection with his retirement, the Company entered into a consulting agreement with Mr. Young, a member of the Board. The agreement provides that Mr. Young, when and as requested by the chief executive officer, will provide consulting services and advice to the Company. The term of the agreement, which began on April 1, 2005 after Mr. Young ceased his employment with the Company, is for six years. Mr. Young may provide up to 60 days of advisory and consulting services in the first year of the agreement, up to 50 days of advisory and consulting services in the second year of the agreement and up to 40 days of advisory and consulting services in the third year of the agreement. During the term of the agreement and for two years thereafter, he will not accept employment with, or provide consulting or similar services to, any party on any matters having any possible conflict with the interests of the Company. For his services and commitments, the Company pays Mr. Young for his advisory and consulting services (i) an annual retainer of (a) $180,000 during the first year of the agreement, (b) $150,000 during the second year of the agreement, and (c) $120,000 during the third year of the agreement, and (ii) an additional fee of $3,000 for each day in excess of days per year specified above that he renders services as described above or for each day that he renders advisory and consulting services in the fourth through sixth years of the term of the agreement. The Company will reimburse him for reasonable expenses that he incurs in providing these services for the Company. In addition, during the term of the agreement the Company will provide him necessary office space, equipment and services. The principal service provided by Mr. Young under the agreement is to provide support for the Company in the form of witness testimony and consultation in certain third party reimbursement lawsuits the Company has pending. In March 2007, the Board approved an amendment to Mr. Young's consulting agreement under which, effective on the date of the Annual Meeting, Mr. Young would forego any further payments under the consulting agreement and would begin receiving compensation as a director. Prior to such amendment, Mr. Young had chosen to forego receipt of cash board fees to the extent the amounts paid to him under the consulting agreement exceeded the board fees to which he would otherwise have been entitled.

Compensation Committee Interlocks and Insider Participation

        The following directors served on the Compensation Committee of the Board until November 17, 2006: Robert J. Dineen, Anastasia D. Kelly (Chair), Corbin A. McNeill, Jr. and Albert P. L. Stroucken. During that period none were employed by the Company. On November 17, 2006, in anticipation of his employment by the Company as its chief executive officer, Mr. Stroucken resigned from the Compensation Committee. At a meeting of the Board held on December 8, 2006, Dennis K. Williams was appointed to the Compensation Committee to fill the vacancy created by Mr. Stroucken's resignation. No member of the Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(iii) of SEC Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        The Compensation Committee of the Board (the "Committee") is responsible to discharge the Board's responsibilities relating to compensation of the Company's executives and directors. In doing so, the Committee has established the following compensation philosophy and principles:

Philosophy

    •
    The Company's executive compensation programs and practices are designed to attract, retain and motivate key executives

    •
    Programs are designed to align the interests of share owners and executives

    •
    Programs are designed to be market competitive

    •
    Individual and company performance will strongly influence actual compensation

Principles

    •
    There are three primary components to the executive compensation package: base pay, annual (short term) incentive, and long term incentives

    •
    The executive compensation package also includes retirement, health and welfare benefits and perquisites

    •
    Overall compensation targets are positioned at the 50th percentile of the market

    •
    Each component of the compensation package is linked to individual performance

    •
    Each component of the compensation package will be measured separately against the market, as well as in total against the market, to ensure the Company remains competitive in structuring its executive rewards

Compensation Programs

        In determining total compensation levels for its executive officers, the Committee examines two sources of data—data from a comparator group of companies and published survey data.

        The comparator group of companies is a selected mix of companies in the packaging and manufacturing sectors with an emphasis on companies with similar characteristics such as size, global presence, asset intensity, and other relevant factors. Watson Wyatt, the Committee's executive compensation consultant, reviews available data from public and private companies and, based on its knowledge of the Company's industry and the Committee's preferences, recommends companies for possible inclusion in the comparator group. The chief executive officer and senior vice president and chief human resources officer review the list prior to presentation to the Committee, and may make recommendations of other companies to consider, or to exclude based on their knowledge of the Company's industry.

        The Committee reviews the list of comparator companies on an annual basis. The intent is to maintain stability in the comparator group over time, although changes may be made based on comparator company performance, mergers/acquisitions, and other relevant factors. The Committee determines the final list of companies to be included.

        The comparator group of companies used for determining compensation in 2006 were:

American Standard Cos. Inc.	Owens Corning
Ball Corp.	Pactiv Corp.
Bemis Co. Inc.	Parker-Hannifin Corp.
Borgwarner Inc.	PPG Industries, Inc.
Crown Holdings Inc.	Praxair Inc.
Cummins Inc.	Rohm and Haas Co.
Dana	Sealed Air Corp.
Dover Corp.	Silgan Holdings Inc.
Eastman Chemical Co.	Smurfit-Stone Container Corp.
Eaton Corp.	Sonoco Products Co.
Illinois Tool Works	Temple-Inland Inc.
Ingersoll-Rand Co. Ltd.	Timken Co.
Meadwestvaco Corp.	TRW Automotive Holdings Corp

        In addition to examining the compensation data published by these companies in their proxies, the Committee also considers data published in executive compensation surveys. Although there is a priority placed on data from other manufacturing companies, the view may be broadened to allow for a wider comparison, in particular for certain staff positions.

        Data on base pay, short term incentives and long term incentives are viewed in aggregate when reviewing total compensation levels. The Company intends to target all components of total direct compensation at the 50th percentile of the market, with the opportunity to earn above the 50th percentile for superior performance and results.

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long term incentives. The Company's compensation structure (base salary midpoint, target annual incentive and target long term incentive) is positioned at or near the 50th percentile of the market. An executive officer's actual total direct compensation may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, and Company performance. In making compensation decisions, the Committee considers each component individually and the executive officer's total direct compensation to assure overall alignment with the Company's compensation philosophy and principles.

Base Pay

        The base pay program is designed to ensure the ability to attract and retain key executives. Base salary market values are positioned at approximately the 50th percentile of the market. Individual salaries may be higher or lower depending upon a number of factors, including performance, experience, leadership and past assignments.

        The Committee reviews executive officer salaries at least once per year, and may adjust salaries according to current market conditions, individual performance, and the results of benchmarking against survey data.

        The Committee reviewed most executive officer base pay levels on July 1, 2006. Increases totaling 3.7% of base salaries were granted to the named executive officers. Although the amount approved for increases was 3.5%, there were several significant promotions among the executive group over the last 24 months, and the Committee has been granting some higher than average increases in selected situations in order to move base pay levels to an appropriate position against market.

Annual Incentive

        The Company's Senior Management Incentive Plan ("SMIP") is designed to motivate the achievement of overall financial results as well as motivate individual performance. Each year the Committee reviews the performance measures to ensure they are providing appropriate incentives for the achievement of goals that are important to the Company for that year. The Committee may change the measures used, the weightings, and how the targets are set in determining the plan for the upcoming year.

        In 2006, the program measured the achievement of earnings per share ("EPS"), earnings before interest and taxes ("EBIT"), and EBIT cash flow.

        The EBIT cash flow component (defined as EBIT, plus depreciation and amortization, less non-cash earnings, adjusted for changes in working capital) was weighted at 60% of the overall bonus. EBIT and EPS represented 20% each.

        The incentive pool is created by exceeding performance thresholds against established budgets for the above metrics. In order for any payout to be earned, the three metrics, on a weighted average basis, had to achieve at least 90% of the approved targets. At such achievement, a pool of 50% of the target incentive would be created. At a weighted average achievement of 100% of the approved targets, a pool of 100% of the target incentive would be created. And at a weighted average achievement of 120% or more of the approved targets, a pool of 200% of the target incentive would be created.

        Once the pool is created, 80% of the individual award is based strictly on overall financial results, with the remaining 20% being discretionary to reward individual performance and results, and overall leadership contribution to the Company.

        In 2006, the awards to named executive officers were initially determined either at the Company level, where 100% of the financial results is based on total Company results; or at a business unit level, where 50% of the financial results is based on business unit achievement against budget, with the remaining 50% being based on total Company results. The business units were reorganized effective October 1, 2006, and the business unit executive mix was changed to 40% based on the results of global glass operations, 40% based on regional results, and 20% based on total Company results.

        The Committee reviews and approves the measures and financial targets set for each plan year. In this process, they consider the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors. For 2006, the Company did not achieve the established targets, and no SMIP payout pool was created.

        SMIP target awards (as a percentage of base pay) are set for each named executive officer. For 2006, these targets and payouts earned were:

Name	Target	Actual Payout
Albert P. L. Stroucken	150%	$0
Steven R. McCracken	150%	$0
Edward C. White	60%	$0
James W. Baehren	55%	$0
Philip McWeeny	55%	$0
Gilberto E. Restrepo	60%	$0

        Mr. Stroucken joined the Company in December 2006 and did not participate in the annual incentive plan in 2006.

        As described further below under the heading "Tax Deductibility under 162(m)," certain named executive officers may receive annual incentive under the Company's Incentive Bonus Plan in lieu of payments under the SMIP. The amounts of annual incentive paid to such named executive officers under the Incentive Bonus Plan results in the same amount as they would receive if participating in the SMIP.

        In 2006, Mr. Baehren received a special recognition bonus in the amount of $100,000 in consideration of his acting as interim chief executive officer for a period of time when Mr. McCracken was on a leave of absence.

        Mr. McWeeny also received a special recognition bonus in the amount of $125,000 in consideration of meeting asbestos related goals.

Long Term Incentives

        Long term incentive compensation is delivered solely in the form of equity. Delivering this component of executive compensation as equity further aligns the executive officers' interests with share owner interests. This component of the executive compensation package rewards the executive officers' current contributions to the Company and provides motivation to achieve overall Company goals and drive share owner value over time.

        Individual equity awards are determined based on a review of data from the comparator group, as well as published survey data. Awards are targeted at the 50th percentile of the market. Individual awards may vary based on performance, leadership, potential and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award and, in the case of the performance shares, on the achievement of certain goals over a three year performance period.

        Three types of equity are awarded: stock options; restricted stock; and performance shares. The awards are expressed as a dollar amount and split as follows at the named executive officer level:

    •
    40% of the award value is made in non-qualified stock options

    •
    20% of the award value is made in restricted stock

    •
    40% of the award value is made as performance shares

        In 2006, the Committee adopted a portfolio approach to the long term incentive program which allows the Company to accomplish multiple objectives. The primary objectives are pay for performance, linkage to overall Company performance, alignment with share owner interests, and retention of senior executives. The current mix of non-qualified stock options, restricted stock and performance shares facilitates achievement of those objectives.

        Stock options and performance shares, which equate to 80% of the value of the long term incentive award, have a strong pay for performance orientation, while the granting of restricted stock provides a strong retention link. The combination of 100% of long term incentive awards being granted in the form of Common Stock along with our stock ownership guidelines (described below) promotes significant alignment with share owner interests.

        The actual amount earned under this plan is a function of the performance of the Common Stock (for stock options and restricted shares); and for the performance shares, Company performance against pre-established three year goals.

        The Committee reviews the mix of long term incentive awards annually, and may make changes based on relevance to desired business objectives and market practices. In 2006, the Committee did not change the mix of long term incentive awards from 2005.

        A former cash-based long term incentive plan, the Performance Award Plan (PAP), was terminated at the end of 2004. However, in 2004 the Committee determined that participants would receive a prorated payout (2/3) for the previously awarded 2003-2005 cycle of 79.1% of target, which represents the average of the 2003 and 2004 results. This payout was made in early 2006. A prorated (1/3) payout for the previously awarded 2004-2006 cycle of 109.4% of target, which represents the 2004 results, is payable in early 2007 and is the final payout under this plan. Mr. Stroucken joined the Company in December 2006 and did not participate in the PAP.

Stock Options

        Stock options account for 40% of the total award value to each named executive officer.

        The value of stock options is based on the Black-Scholes value of Common Stock on the grant date, using the same assumptions used for financial accounting purposes. To determine the number of options awarded, 40% of the total long term incentive award is divided by the Black-Scholes value of the Common Stock on the date of the grant to determine the number of options granted. For instance, assuming an overall long term incentive award equal to $100,000, Common Stock price of $22.00, and Black-Scholes value of $8.90, the number of options granted would be calculated as follows:

$100,000 X 40% = $40,000/$8.90 = 4,494 shares

        Beginning in 2005, the stock options granted under the long term incentive program vest 25% on each of the four anniversaries following the grant date. The options have a life of seven years. The following rules apply to stock options granted after 2004:

    •
    In the event of a voluntary termination, there is no further vesting; all vested options expire on the date of termination

  •
  In the event of an involuntary termination not for cause, there is no further vesting; all vested options expire the earlier of one year from the date of termination or the end of the grant term

  •
  In the event of normal retirement (age 65) or early retirement post-age 60, options continue normal vesting, and are exercisable through the grant term

  •
  In the event of early retirement pre-age 60, there is no further vesting; all vested options expire the earlier of one year from the date of retirement or the end of the grant term

  •
  In the event of death or total disability, all unvested options become immediately vested; all options expire the earlier of one year from the date of termination or the end of the grant term

Restricted Stock

        Time based restricted stock represents 20% of the long term incentive award value for named executive officers based on the actual Common Stock price on the date of grant. To determine the number of shares awarded, 20% of the total value of the approved equity award is divided by the Common Stock price to arrive at the number of restricted shares granted. For instance, assuming an overall total long term incentive award equal to $100,000, and Common Stock price of $22.00, the number of restricted shares granted would be calculated as follows:

$100,000 X 20% = $20,000 / $22.00 = 909 shares

        Beginning in 2005, the restricted stock awards granted under the long term incentive program vest 25% on each of the four anniversaries following the grant date. The following rules apply to restricted stock awards granted after 2004:

  •
  In the event of any termination, whether voluntary, involuntary or retirement, except as noted below, there is no further vesting of restricted stock awards, and all non-vested shares are forfeited

  •
  In the event of death or total disability, all unvested shares become immediately vested

Performance Shares

        The third form of equity granted is performance shares. Performance shares represent 40% of the overall award value. First granted in 2005, performance shares are meant to reward financial performance over a three year period. The first performance cycle was January 1, 2005—December 31, 2007; 2006 grants have a performance cycle of January 1, 2006—December 31, 2008.

        Subject to certain exceptions noted below, performance shares do not vest until the end of the related performance period. The performance criteria are approved by the Committee at the grant date. The criteria for performance shares granted in 2005 and 2006 measure the Company's performance over a three year period in return on invested capital (calculated as segment operating profit times one minus the Company's tax rate, divided by the sum of total debt, minority share owner interests and total share owners' equity), ("ROIC") and an EPS growth rate which are equally weighted. If performance against both targets is below the threshold level relative to the targets established by the Committee for the three year period, no award is earned. To the extent that performance against either or both of the targets meets or exceeds the threshold level relative to the established targets for the three year period, named executive officers can earn from 50% to 150% of the award granted.

        For the 2005 — 2007 performance cycle, the Company is presently behind the targeted EPS and ROIC objectives. The final calculations for the cycle will be based on 2007 year end results. For the 2006 — 2008 performance cycle, it is too early in the cycle to project with reasonable accuracy the probability of an award at the end of the cycle.

        The following rules apply to performance share awards:

  •
  In the event of a voluntary termination, all non-vested performance shares are forfeited

  •
  In the event of an involuntary termination not for cause, a pro-rata share of performance shares vest at the termination date; any award earned under the plan is paid at the end of the performance period

  •
  In the event of normal retirement (age 65) or early retirement post-age 60, all performance shares are immediately vested; any award earned under the plan is paid at the end of the performance period

  •
  In the event of early retirement pre-age 60, all non-vested performance shares are forfeited

  •
  In the event of death or total disability, all performance shares are immediately vested; any award earned under the plan is paid at the end of the performance period

        The value of the performance shares is equal to 85% of the Common Stock price on the date of grant, which reflects the risk that an award may not be earned due to Company performance or forfeiture. To determine the number of performance shares granted, 40% of the total value of the approved equity award is divided by 85% of the Common Stock price on the grant date. For instance, assuming an overall long term incentive award equal to $100,000 and Common Stock price of $22.00, the number of performance shares granted would be calculated as follows:

$100,000 X 40% = $40,000 / ($22.0 X 85%) = 2,139 shares

        If a payout is earned at the end of the performance period, performance shares are paid out in shares of Common Stock.

        At the April 6, 2006 meeting of the Compensation Committee, the Company requested that the Committee review the performance goals established for the January 1, 2005—December 31, 2007 performance cycle. Due to changes in accounting standards and estimates, specifically the reduction of net operating loss carryforwards in accordance with FAS 109 and expensing of stock options under FAS 123R, the Committee reconsidered the original EPS goal for this performance cycle. In addition, the Committee considered an adjustment for the ROIC target as a result of FAS 123R, a change in tax rate, the addition of the European securitization debt to the balance sheet due to the expansion of the program, and changes in share owners' equity due to FAS 142, FAS 109, and FAS 5.

        In requesting a re-setting of the baseline measures of the goals, the intent was not to penalize award recipients for factors generally outside the control of the Company. As most of the factors considered above were related to changes in accounting standards or estimates required by generally accepted accounting principles, the Committee determined that a re-setting of the baseline goals was appropriate.

        The Committee subsequently approved the following types of events that may be considered for adjustments to the targets. Although it was agreed that these items may be considered by the Committee, it is solely at the Committee's discretion to make changes based on these items:

  •
  The impact of major acquisitions and divestitures

  •
  Material litigation expenses, reserves and settlements, including asbestos-related charges

  •
  Accounting rule changes or a new, material impact from an existing accounting standard

  •
  Material statutory changes in tax rates (as opposed to those driven by tax planning, operations and execution)

  •
  Material changes in the Company's capital structure

  •
  Significant, extraordinary items / events that, in the opinion of the Committee, do not accurately represent the Company's operating performance

Equity Granting Practices

        The Committee has established a formal process to govern equity grants. Each January, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during that year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and overhang data, and each executive officers' overall compensation package in relation to the market. Once the overall amount of equity available is determined, the chief executive officer makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval.

        All equity grants to officers of the Company must be approved by the Compensation Committee. The Committee did, however, delegate authority to the chief executive officer to grant a certain number of awards, not to exceed 100,000 shares, (whether options, restricted stock, or performance shares) for events such as the hiring or promotion of key personnel, provided the recipient is not an officer subject to Section 16b of the Securities Exchange Act, which would require Committee approval.

        The Company has retained Computershare to administer its equity awards. Computershare acts as record keeper, processes all equity-related transactions, and electronically distributes all grant agreements. The use of Computershare provides the Company with greater governance over the various processes associated with equity grants, including monitoring insider activity, applying blackout periods, and retaining historical information.

Stock Ownership Guidelines

        In 2005, the Committee implemented stock ownership guidelines for its executive officers. The guidelines are as follows:

  •
  CEO—five times base salary

  •
  Direct reports to the CEO—2.5 times base salary

  •
  Other elected corporate officers—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guideline. In addition, the Committee has also implemented share retention guidelines. These guidelines state that, until the stock ownership guidelines are met, executive officers are required to retain 75% of the "net profit shares" acquired from option exercises, restricted stock or performance shares. "Net profit shares" are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays of promotions and / or future compensation increases.

        For 2006, the named executive officers have achieved the following toward their ownership guidelines (with 100% being full compliance with the guidelines):

Albert P. L. Stroucken	76%
Steven R. McCracken	149%
Edward C. White	181%
James W. Baehren	190%
Philip McWeeny	300%
Gilberto E. Restrepo	165%

        Mr. Stroucken has until December 2011 to achieve compliance with the guidelines.

Tax Deductibility under 162(m)

        Under U.S. federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1,000,000 to named U.S. based executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by share owners and meet other requirements. The Company's policy is to qualify its incentive compensation programs for full corporate deductibility, to the extent feasible and consistent with its overall compensation goals. The Company has taken steps to qualify compensation under the Incentive Bonus Plan, as well as stock options and performance share awards under its equity plan, for full deductibility as "performance-based compensation." The Company may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the Company's compensation objectives and to protect share owner interests.

        The Incentive Bonus Plan allows for payment up to $5,000,000 based on meeting certain performance criteria, and gives the Committee discretion to award such payments in cash or equity, or a combination thereof. In 2006, the Company paid Steven R. McCracken an incentive bonus under the Plan in the amount of $1,261,200, and awarded additional equity under the Plan. The combination of these payments did not exceed the $5,000,000 authorized under the Plan, nor did any equity component exceed the $1,000,000 tax deductibility threshold. As the cash bonus was payable based on meeting specific performance criteria, it is fully deductible under the law.

        As part of Mr. McCracken's separation agreement (described below under the heading "CEO Compensation"), the Committee authorized immediate vesting of all outstanding restricted stock awards. As these awards normally vest over time, they are not performance based, and the immediate vesting of these awards created compensation in excess of $1,000,000 which was not tax deductible by the Company.

Health and Welfare Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S. based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all salaried employees of the Company. Named executive officers residing outside the U. S. generally participate in health and welfare benefit plans offered to salaried employees in those locations.

        In the U.S., these plans include a choice of comprehensive health plans, a dental plan, and Company-paid short term and long term disability programs.

        The Company also maintains life insurance benefits for its named executive officers. For named executive officers who were officers prior to 2006, the Company provides a whole life benefit equal to 3 times base salary for its U.S. based executive officers and a benefit equal to $400,000 for its non-U. S. based executive officers. Upon termination (other than for retirement), the executive officer is given the opportunity to purchase the policy outright. Upon retirement, the paid-up policy is distributed to the executive officer. The retiring executive officer also receives a tax gross-up payment on the value of the policy.

        In 2006, the Company closed this plan to new entrants. Newly hired U.S. executive officers are covered by a term life policy equal to 3 times base salary. This policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

Retirement Benefits

        The Company maintains two qualified retirement plans for U.S. based salaried employees: the Salary Retirement Plan (a defined benefit pension plan), and the Stock Purchase and Savings Program (a defined contribution plan). The Company also maintains two non-qualified retirement plans for employees who earn in excess of the qualified plan limits: the Supplemental Benefits Retirement Plan (a defined benefit plan) ("SBRP"); and the Executive Deferred Savings Plan (a defined contribution plan).

        The defined benefit pension plan was closed to new entrants after December 31, 2004. Participants at that date continue to accrue pension benefits under the plan. The annual benefit is calculated based on the following formula:

    1.212% multiplied by average annual earnings for high three years of salary plus bonus (if applicable) multiplied by number of years of service, plus

    .176% multiplied by average annual earnings above the Social Security wage base at retirement multiplied by number of years of service

        Also after December 31, 2004, the Company made some changes to the way that benefits can be paid. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum. Benefits accrued post-December 31, 2004, however, are only eligible to be paid on an annuity basis.

        As a qualified plan, benefits under the Salary Retirement Plan are limited by IRS regulations. For those employees who earn compensation in excess of these limits, the Company maintains an unfunded SBRP. This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company.

        In 2006, the Committee agreed to the establishment of a springing rabbi trust for the SBRP. This trust protects participants in the event of a change in control. No protection is provided in the event of bankruptcy or insolvency. The trust provides that, in the event of a change in control (as defined in IRS regulations), the Company may fund the benefits accrued under the SBRP; it further provides that in the event the Company receives notification that a tax liability has been created for the participants, the trust may distribute the assets to the participants. However, the trust also gives new management of the Company (in the event of a change in control) the opportunity to accept the terms of the current SBRP, thus eliminating the need to fund the trust.

        The Company maintains the International Pension Plan, a non-qualified defined benefit pension plan covering a limited group of employees, including Mr. Restrepo. This plan is meant to provide coverage for employees who spend a significant portion of their careers outside of their home country and, as a result, may have a deficiency in their retirement benefit. The plan provides a similar level of benefits as the U. S. Salary Retirement Plan, and any payments from this plan are reduced by benefits paid from any other Company sponsored retirement plan.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan provided under section 401(k) of the Internal Revenue Code. For all U.S. based salaried participants, the plan provides the opportunity to contribute up to 80% of base salary on a tax-deferred basis (subject to annual limits established by the IRS). The Company provides a match equal to 50% of the first 8% of base salary contributed by the participant. While employees may direct their own contributions into a number of provided investments, the Company match is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time.

        For participants hired January 1, 2005 and later, who are not eligible to participate in the Salary Retirement Plan, the Company also makes a base contribution to the SPASP equal to 2% of base salary. This contribution is made each payroll period, and is invested in the same investment options selected by participants for their own contributions.

        As contributions to the SPASP are limited to amounts prescribed by the IRS, the Company also maintains the non-qualified Executive Deferred Savings Plan. This plan allows certain employees (including the named executive officers) to defer up to 19% of their base salary. The plan allows participants to elect that their deferrals be credited to either a money-market type fund (the cash deferral account) or Common Stock account. Interest in the cash deferral account accrues interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies. This is an unfunded plan, and any deferrals under this plan are not protected against bankruptcy, insolvency, or the Company's discretion to reduce or cancel the employee's account balance.

        Upon termination or retirement, participants may elect to leave their assets in the SPASP or roll them out, either on a cash basis or into another tax qualified retirement vehicle. Deferrals under the Executive Deferred Savings Plan will be paid out of the general assets of the Company and are paid in a lump sum.

        The Company provides retiree medical benefits to U.S. based salaried employees hired prior to January 1, 2003. The plan was closed to new entrants as of January 1, 2003. Participants at that date are still covered by the plan. U.S. based executive officers participate in the plan on the same basis as all other salaried employees. The following named executive officers are entitled to receive benefits from this plan upon retirement: James W. Baehren, Philip McWeeny, Edward C. White.

Other Benefits

        The Company provides certain other benefits to named executive officers as described below.

        The nature of the types of other benefits provided is reviewed by the Committee on a periodic basis to ensure the Company maintains a competitive market position.

        U.S. named executive officers who were officers prior to 2006 were provided with a vehicle leased by the Company. Such arrangement included insurance and maintenance on the vehicle. In mid-2006, changes were made to this practice. Specifically, U.S. named executive officers who currently have a vehicle will retain that vehicle through the end of the lease period. At the end of the lease, the named executive officer will be given a car allowance in the amount of $2,000 per month. This allowance is intended to cover the cost of a vehicle plus insurance and maintenance. The allowance is not included in compensation for purposes of determining base pay increases, annual incentives, retirement benefits, or any other benefit determined using base pay. Executive officers who remain in their positions will continue to receive this allowance. Newly hired executive officers or individuals promoted into these positions will not be eligible for this allowance in the future.

        The Company provides financial planning and tax preparation services for its U. S. executive officers. The executive officers may choose to work with any consultant of their choice. The Company pays for the cost of this service, up to $15,000 per year, and provides a tax gross-up on the cost.

        U. S. executive officers are also eligible to participate in an annual executive physical examination program. The program is offered through a single provider in the Toledo area and is limited to $3,500 per year.

        The Company installs a home security system for its U. S. based executives officers, and provides monitoring of the system through its existing security personnel.

        Mr. Restrepo received benefits under the Company's Global Mobility policy as a Colombian expatriate living and working in Switzerland at the Company's request (see detail in the "Summary Compensation Table"). The benefits provided under this policy are provided to all expatriate employees living outside their home country.

        Under board policy, for security reasons, the Company's chief executive officer generally uses the Company aircraft for both business and personal travel. Personal travel by any other officers requires the approval of the chief executive officer.

CEO Compensation

        Steven R. McCracken, the Company's former Chairman and chief executive officer terminated his employment effective November 30, 2006, and Albert P. L. Stroucken was named as the new Chairman and CEO effective December 4, 2006.

        The Company entered into an employment agreement with Albert P. L. Stroucken dated January 3, 2007 evidencing the terms of his employment by the Company as chairman, chief executive officer and president. Mr. Stroucken and the Company had previously entered into a letter agreement dated

November 21, 2006 prior to the effective date of his employment with the Company. The principal terms of the employment agreement are as follows:

  •
  Initial term commencing December 4, 2006 and continuing until December 31, 2011, with two automatic renewals for a period of one year each unless either Mr. Stroucken or the Company provides nine months advance written notice of non-renewal

  •
  Base salary of $950,000, subject to adjustment from time to time by the Committee

  •
  Participation in the Company's Incentive Bonus Plan, with a target bonus of 150% of Mr. Stroucken's base salary, which will be achieved if he meets 100% of the target objectives. The maximum bonus Mr. Stroucken can earn is 300% of his Base Salary

  •
  A bonus for the 2007 calendar year of at least $1,425,000

  •
  Initial grant of options and restricted stock with a fair value of $3,000,000, 50% in options and 50% in restricted stock

  •
  In lieu of grants in 2007, a grant of options, restricted stock and performance shares with a fair value equal to $3,000,000, 40% in the form of options, 20% in restricted stock and 40% in performance shares. The options and restricted stock were granted on December 4, 2006 and the performance shares were granted in 2007 at the time the Committee made its normal grants to other employees based on the performance targets set for other employees

  •
  On December 4, 2006, Mr. Stroucken was granted stock and options with a value equal to the $3,750,000 in replacement of compensation, equity and benefits which he forfeited by reason of terminating his employment with his former employer

  •
  Unless prior to December 31, 2011 Mr. Stroucken voluntarily resigns or is terminated by the Company for cause, he (or, in the event of his death his surviving spouse or, if no surviving spouse, his estate) will receive pursuant to the terms of his employment agreement following his termination of employment a non-qualified pension benefit based on (i) his actual years of service as an employee with the Company plus 1.5 years, and (ii) his final average earnings, as calculated under the Salary Retirement Plan and the SBRP as in effect on December 4, 2006. This benefit is payable in a single lump-sum determined by calculating the actuarial equivalent of the 100% single life annuity amount on the date of his retirement using (x) the applicable interest rate then in effect under the applicable plans and (y) a remaining life expectancy at the time of retirement using the then applicable mortality table under the applicable plans

        Mr. Stroucken's employment agreement was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

        In connection with the resignation of Steven R. McCracken as chairman and chief executive officer of the Company, Mr. McCracken entered into a separation agreement with the Company dated as of November 21, 2006, which terminated the employment agreement Mr. McCracken had previously entered into with the Company. Pursuant to the terms of the separation agreement, in exchange for a release of claims Mr. McCracken received, among other benefits:

  •
  A lump sum cash payment of $4,500,000

  •
  Payment of benefits under the SBRP in a lump sum of $3,499,940

  •
  A lump sum payment equal to the greater of the full amount of bonus, if any, that Mr. McCracken would have otherwise received for 2006 based on the Company's performance or $618,750 (which is 11/12ths of the minimum bonus payable under the Company's bonus plan)

  •
  Payment of his base salary through December 31, 2006;

  •
  Full vesting in all options, restricted stock and performance shares which were unvested as of November 21, 2006. In addition, Mr. McCracken's options were amended to provide that they will remain exercisable pursuant to the terms of the option agreements and the plans pursuant to which they were granted through the original term of the option without regard to Mr. McCracken's separation from employment

        The separation agreement also contains noncompetition and confidentiality restrictions. Mr. McCracken's separation agreement was filed as an exhibit to the Company's Current Report on Form 8-K dated November 28, 2006.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. See description of the Committee above under the heading "Committees of the Board".

  Executive Compensation Consultant

        To assist the Committee in carrying out its duties and responsibilities, the Committee contracts with an independent executive compensation consultant. The Committee has retained Watson Wyatt to act in this capacity. Watson Wyatt reports directly to the Committee in providing this service, and the Committee retains sole authority to retain and terminate the consulting relationship.

        In carrying out its responsibilities, Watson Wyatt will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations, and prior to presentation for final approval.

        Watson Wyatt also performs certain services for the Company from time to time. Accordingly, the Committee and Watson Wyatt have agreed upon certain specific protocols to be used in order to avoid potential conflicts of interest.

Chief Executive Officer

        The Company's chief executive officer is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives, and promotions.

        The chief executive officer is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics.

Senior Vice President, Chief Human Resources Officer

        The senior vice president and chief human resources officer ("SVP CHRO") is responsible for coordinating Committee activities, including proposing meeting agendas based on the Committee's planning calendar and decision making responsibility, arranging for meetings outside of the normal meeting cycle as appropriate, and, working in concert with the Committee's executive compensation consultant, to prepare the appropriate materials for review by the Committee. The SVP CHRO will follow up on meeting action items and other assignments from the Committee and will be available for consultation with the Committee as needed.

        In this role, the SVP CHRO will normally consult with the chief executive officer, chief financial officer, and general counsel and corporate secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Involvement of other Executive Officers

        The Company's chief financial officer will prepare and present all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. The chief financial officer will provide commentary at the Committee's request, discuss overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and will play an active role in development of the goals presented for approval in upcoming incentive compensation plan design.

        The general counsel and corporate secretary will participate in all Committee meetings, taking appropriate minutes to preserve a record of discussion and action. The general counsel and corporate secretary is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

Employment Agreements

        In addition to the agreements referred to above under the heading "CEO Compensation," the Company has also entered into employment agreements with certain officers, including the other named executive officers listed in the Summary Compensation Table, that entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company. The agreements provide for termination of employment at any time, with or without cause, and the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion.

BOARD COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Anastasia D. Kelly, Chair
Robert J. Dineen
Corbin A. McNeill, Jr.
Dennis K. Williams

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Comp Earnings($)	All Other Compensation ($)(5)	Total ($)
Albert P. L. Stroucken	2006	$75,077(7)	$1,875,002(8)	$91,147	$1,992,184	$0	$189,632	$99,730	$4,322,772
Chairman, Chief Executive Officer, and President(6)
Steven R. McCracken	2006	900,000	618,750(10)	1,786,086	1,971,461	0	31,448	4,814,212	10,121,957
Chairman and Chief Executive Officer(9)
Edward C. White	2006	381,100	0	137,832	265,806	25,501	212,807	278,976	1,302,022
Senior Vice President and Chief Financial Officer
James W. Baehren	2006	357,000	100,000(11)	149,248	161,133	33,197	44,952	118,043	963,573
Senior Vice President, Strategic Planning and General Counsel
Philip McWeeny	2006	340,000	125,000(12)	98,535	116,264	35,520	0	205,276	920,595
Vice President, General Counsel—Corporate
Gilberto E. Restrepo	2006	373,213	0	155,651	190,441	34,461	0	578,496	1,332,262
Senior Vice President, President, European Operations (13)

(1)
Except as otherwise provided, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated. Amounts, if any, deferred at the election of a named executive officer are included in the year earned.

(2)
Amounts in this column reflect the expense recognized for financial reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of restricted shares of Common Stock, which may include awards made during earlier years as well as the indicated year. For details of individual grants of restricted shares during 2006, please see the "Grants of Plan-Based Awards" table below. Pursuant to SEC rules, in each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used to value awards and determine annual compensation expense are set forth in Note 13 to the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 1, 2007.

(3)
Amounts in this column reflect the expense recognized for financial reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of options to purchase Common Stock, which may include awards made during earlier years as well as the indicated year. For details of individual grants of stock options during 2006, please see the "Grants of Plan-Based Awards" table below. Pursuant to SEC rules, in each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used to value awards and determine annual compensation expense are set forth in Note 13 to the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 1, 2007.

(4)
The amounts shown in this column for the named executive officers (with the exception of Messrs. Stroucken and McCracken, who do not participate in this plan) represent amounts paid under the Company's Performance Award Plan in 2006. See "Long Term Incentives" for further discussion. Amounts, if any, deferred at the election of an executive officer are included in the year earned.

(5)
All Other Compensation is summarized below:

		Executive Life Premium(a)	Financial Planning(b)	Executive Physical	Leased Automobile	Personal Use of Aircraft(c)	Secular Trust Life Insurance Premium(d)	Other Miscellaneous Income(e)	Tax Payments(f)
Albert P. L. Stroucken	2006	$0	$0	$0	$0	$16,307	$0	$83,423	$0
Steven R. McCracken	2006	112,958	26,533	3,468	17,838	55,453	0	4,533,000	64,962
Edward C. White	2006	56,334	0	3,221	17,838	0	0	107,945	93,637
James W. Baehren	2006	40,802	2,034	3,075	17,838	0	12,750	14,280	27,264
Philip McWeeny	2006	118,608	8,897	0	17,838	13,419	0	13,675	32,839
Gilberto E. Restrepo	2006	0	0	0	0	0	0	180,336	398,159

  (a)
  Actual premium payments for executive life insurance policies with face values not less than three times base annual salary for the named executive officer.

  (b)
  Named executive officers are eligible for reimbursement for professional advice related to tax, estate planning, and financial planning.

  (c)
  The amounts shown in this column reflect the personal use of Company aircraft by the named executive officers. Under Board policy, for security reasons, the Company's chief executive officer generally uses the Company aircraft for both business and personal travel. Personal travel by any other officer requires the approval of the chief executive officer. The amounts shown for 2006 reflect the variable costs of personal flights taken by the respective officer. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, on-board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

  (d)
  Amount represents payment of a life insurance premium held in a secular trust in Mr. Baehren's name. This policy was purchased under an agreement between Mr. Baehren and the Company to provide a secured executive retirement benefit as an offset to the Company's qualified and non-qualified pension plans.

  (e)
  The amount shown in this column for Mr. Stroucken represents cash payments in the amount of $72,312 and amortization expense of $11,111 for stock grants made to Mr. Stroucken for his services as a member of the Board of Directors and of the Compensation Committee prior to his appointment as chief executive officer.

  The amount shown in this column for Mr. McCracken represents a severance payment made to Mr. McCracken pursuant to a separation agreement entered into between Mr. McCracken and the Company as described above under the heading "CEO Compensation" (the "Separation Agreement"); qualified defined contribution match of $8,800 and non-qualified defined contribution match of $24,200.

  The amount shown in this column for Mr. White represents qualified defined contribution match of $7,581, non-qualified defined contribution match of $6,537, and $93,827 in tax equalization payments in connection with Mr. White's expatriate assignment in Europe that concluded in 2005.

  The amount shown in this column for Mr. Baehren represents qualified defined contribution match of $8,800 and non-qualified defined contribution match of $5,480.

  The amount shown in this column for Mr. McWeeny represents qualified defined contribution match of $8,875 and non-qualified defined contribution match of $4,800.

  The amounts shown in this column for Mr. Restrepo represent expatriate allowances of $180,336, including the following items: cost of living allowance of $58,452; utilities allowance of $4,573; Company provided housing of $67,473; housing savings share of $25,502; Company provided automobile of $24,337, all in connection with his expatriate assignment. Mr. Restrepo, who was on an expatriate assignment in Europe, received such allowances under the Company's international assignment policy, which is applicable to all employees serving on international assignment and is designed to minimize any financial detriment or gain to the employee from the international assignment.

  (f)
  Amounts shown in this column include tax gross-ups, tax payments and tax reimbursements for financial planning and other miscellaneous perquisites and other benefit amounts, and, with respect to each named executive officer, the following items for 2006:

  For Mr. McCracken, $13,077 attributable to his personal use of an automobile provided by the Company, $23,841 attributable to personal use of Company aircraft, $21,516 attributable to tax preparation and financial planning, and $6,527 attributable to premiums paid during 2006 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. McCracken.

  For Mr. White, $13,077 attributable to his personal use of an automobile provided by the Company, $4,637 attributable to premiums paid during 2006 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. White, and $75,854 attributable to gross up on Mr. White's tax equalization payment.

  For Mr. Baehren, $13,077 attributable to his personal use of an automobile provided by the Company, $1,521 attributable to tax preparation and financial planning, and $12,608 attributable to premiums paid during 2006 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. Baehren.

  For Mr. McWeeny, $13,341 attributable to his personal use of an automobile provided by the Company, $1,209 attributable to personal use of Company aircraft, $8,338 attributable to tax preparation and financial planning, and $9,899 attributable to premiums paid during 2006 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. McWeeny.

  For Mr. Restrepo, $216,877 attributable to tax equalization on his base salary, $88,471 attributable to tax equalization on his 2005 bonus paid in 2006, $7,764 attributable to tax equalization on his housing savings share, $45,111 attributable to gross up and tax equalization on his Goods & Services allowance, $32,090 attributable to gross up and tax equalization on his housing, $2,190 attributable to gross up and tax equalization on his utilities allowance, and $5,654 attributable to gross up and tax equalization on personal use of his Company vehicle.

(6)
Mr. Stroucken's employment by the Company as chairman, chief executive officer and president commenced December 4, 2006. As noted above in footnote 5(e), compensation received by Mr. Stroucken for his service on the Board in 2006 is reflected both in this table and in the "Director Compensation" table.

(7)
Includes $2,000 paid to Mr. Stroucken as an automobile allowance.

(8)
Represents a grant of unrestricted Common Stock to Mr. Stroucken pursuant to the terms of an agreement entered into between Mr. Stroucken and the Company, as described above under the heading "CEO Compensation."

(9)
Mr. McCracken resigned from his position as chairman and chief executive officer and his employment by the Company was terminated effective November 30, 2006 pursuant to the terms of the Separation Agreement.

(10)
Includes payments in the amount of $618,750, which payments were made to Mr. McCracken under the terms of the Separation Agreement.

(11)
Includes a payment in the amount of $100,000, which payment was made to Mr. Baehren as a special recognition bonus.

(12)
Includes a payment in the amount of $125,000, which payment was made to Mr. McWeeny under a separate bonus arrangement with the Company.

(13)
Mr. Restrepo retired from the Company effective December 31, 2006.

GRANTS OF PLAN-BASED AWARDS IN 2006

					Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Option Awards: Number Of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($Per Share) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						All Other Stock Awards: Number Of Shares or Units (#)(3)
Name	Grant Date				Threshold (#)	Target (#)
		Threshold ($)	Target ($)	Maximum ($)			Maximum (#)
Albert P. L. Stroucken(7)	12/4/2006	$0	$1,425,000	$2,850,000	0	0	0	107,253	657,847	$19.58	$6,675,015
Steven R. McCracken	2/8/2006	0	1,350,000	2,700,000	38,685	77,369	116,054	32,877	138,408	18.25	1,802,771
Edward C. White	2/8/2006	0	274,540	549,080	7,415	14,829	22,244	6,301	26,528	18.25	345,522
James W. Baehren	2/8/2006	0	236,600	473,200	5,803	11,605	17,408	4,932	20,761	18.25	270,422
Philip McWeeny	2/8/2006	0	187,000	374,000	3,740	7,479	11,219	3,178	13,379	18.25	174,262
Gilberto E. Restrepo	2/8/2006	0	228,855	457,710	6,125	12,250	18,375	5,205	21,915	18.25	285,433

(1)
This column shows the amounts representing the annual incentive opportunity available under the Senior Management Incentive Plan at current base pay. See "Annual Incentive" for further discussion. No amounts were earned for 2006.

(2)
This column shows the performance shares granted under the Company's Equity Participation Plan. See "Long Term Incentives" for further discussion regarding the awards. No performance shares granted in 2006 will be issued, if any, until 2009.

(3)
This column shows the number of shares of time-based restricted stock granted in 2006 to each of the named executive officers under the Company's Equity Participation Plan. See "Long Term Incentives" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date. The number of shares granted to Mr. Stroucken includes 30,644 shares, valued at $600,010, granted in lieu of a normal 2007 grant.

(4)
This column shows the number of stock options granted in 2006 to each of the named executive officers under the Company's Equity Participation Plan. See "Long Term Incentives" for further discussion regarding the awards. The number of options granted to Mr. Stroucken includes 317,796 immediately vested options, valued at $1,874,996. All other options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date. Such other options also include 151,134 options, valued at $1,200,004, granted to Mr. Stroucken in lieu of a normal 2007 grant.

(5)
This column shows the exercise price for the stock options granted in 2006, which was the closing price of the Company's Common Stock on the date the Compensation Committee granted the options.

(6)
The full grant date fair value was computed in accordance with FAS 123R based on the assumptions set forth in Note 13 to the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 1, 2007. There can be no assurances that the FAS 123R amounts shown in the table will be realized by the named executive officer.

(7)
Mr. Stroucken joined the Company in December 2006 and did not receive a grant of performance shares in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

						Stock Awards
	Option Awards										Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(21)
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable		Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(21)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Albert P. L. Stroucken	317,796	(1)	0	$19.58	12/4/2013	107,253	(14)	$1,978,818
	0	(2)	340,051	19.58	12/4/2013
Steven R. McCracken	138,408	(3)	0	18.25	2/8/2013	0			77,369	(22)	$1,427,458
	67,042	(4)	0	24.17	3/31/2012	0			48,742	(23)	899,290
	335,000	(5)	0	14.02	4/2/2014
Edward C. White	0	(3)	26,528	18.25	2/8/2013	6,301	(15)	116,253	14,829	(22)	273,595
	3,750	(4)	11,250	24.17	3/31/2012	3,375	(16)	62,269	10,500	(23)	193,725
	10,000	(6)	0	12.68	3/11/2014	10,000	(17)	184,500
	4,000	(7)	0	9.93	2/18/2013	8,000	(18)	147,600
	4,000	(8)	0	9.99	1/3/2012	6,000	(19)	110,700
	8,000	(9)	0	5.69	1/3/2011
	6,000	(10)	0	13.50	5/2/2010
	6,000	(11)	0	23.94	4/8/2009	3,000	(20)	55,350
	3,500	(12)	0	39.94	5/6/2008
	2,000	(13)	0	31.63	7/18/2007
James W. Baehren	0	(3)	20,761	18.25	2/8/2013	4,932	(15)	90,995	11,605	(22)	214,112
	3,750	(4)	11,250	24.17	3/31/2012	3,375	(16)	62,269	10,588	(23)	195,349
	15,000	(6)	0	12.68	3/11/2014	15,000	(17)	276,750
	7,000	(7)	0	9.93	2/18/2013	12,000	(18)	221,400
	8,000	(8)	0	9.99	1/3/2012	10,000	(19)	184,500
	15,000	(9)	0	5.69	1/3/2011
	10,000	(10)	0	13.50	5/2/2010
	10,000	(11)	0	23.94	4/8/2009	3,000	(20)	55,350
	10,000	(12)	0	39.94	5/6/2008
	6,000	(13)	0	31.63	7/18/2007
Philip McWeeny	0	(3)	13,379	18.25	2/8/2013	3,178	(15)	58,634	7,479	(22)	137,988
	2,500	(4)	7,500	24.17	3/31/2012	2,250	(16)	41,513	7,054	(23)	130,146
	10,000	(6)	0	12.68	3/11/2014	10,000	(17)	184,500
	7,000	(7)	0	9.93	2/18/2013	8,000	(18)	147,600
	8,000	(8)	0	9.99	1/3/2012	8,000	(19)	147,600
	15,000	(9)	0	5.69	1/3/2011
	15,000	(10)	0	13.50	5/2/2010
	15,000	(11)	0	23.94	4/8/2009	3,000	(20)	55,350
	15,000	(12)	0	39.94	5/6/2008
	10,000	(13)	0	31.63	7/18/2007
Gilberto E. Restrepo	0	(1)	21,915	18.25	2/8/2013	5,205	(15)	96,032	12,250	(22)	226,013
	4,375	(2)	13,125	24.17	3/31/2012	3,750	(16)	69,188	11,764	(23)	217,046
	15,000	(6)	0	12.68	3/11/2014	15,000	(17)	276,750
	14,000	(7)	0	9.93	2/18/2013	12,000	(18)	221,400
	16,000	(8)	0	9.99	1/3/2012	10,000	(19)	184,500
	35,000	(9)	0	5.69	1/3/2011
	6,000	(10)	0	13.50	5/2/2010
	6,000	(11)	0	23.94	4/8/2009	5,000	(20)	92,250
	6,000	(12)	0	39.94	5/6/2008
	6,000	(13)	0	31.63	7/18/2007

Option Award Vesting Schedule

			Exercisable Dates
		Option Price
	Option Grant Date		25%	25%	25%	25%
(1)	December 4, 2006	$19.58	12/4/06	12/4/06	12/4/06	12/4/06
(2)	December 4, 2006	$19.58	12/4/07	12/4/08	12/4/09	12/4/10
(3)	February 8, 2006	$18.25	2/8/07	2/8/08	2/8/09	2/8/10
(4)	March 31, 2005	$24.17	3/31/06	3/31/07	3/31/08	3/31/09
(5)	April 1, 2004	$14.02	4/29/05	4/29/05	4/29/05	11/30/06
(6)	March 10, 2004	$12.68	3/10/05	3/10/05	3/10/05	8/11/05
(7)	February 18, 2003	$9.93	3/16/04	4/29/04	11/4/04	12/6/04
(8)	January 2, 2002	$9.99	1/31/03	6/9/04	11/5/04	12/6/04
(9)	January 2, 2001	$5.69	1/31/02	1/31/02	1/31/02	2/11/02
(10)	May 1, 2000	$13.50	4/9/02	11/22/04	1/17/05	5/1/06
(11)	April 7, 1999	$23.94	4/7/04	4/7/04	4/7/05	4/7/05
(12)	May 7, 1998	$39.94	5/7/03	5/7/03	5/7/04	5/7/04
(13)	July 17, 1997	$31.63	8/14/98	7/17/02	7/17/03	7/17/03

Restricted Stock Vesting Schedule

	Grant Date	Vesting Terms
(14)	December 4, 2006	The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(15)	February 8, 2006	The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(16)	March 31, 2005	The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(17)	March 10, 2004
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(18)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(19)	February 2, 2002
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(20)	May 17, 1999
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(21)	Market value is computed based on the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on December 29, 2006 ($18.45), the last business day of the year.

Performance Share Vesting Schedule

	Option Grant Date	Vesting Terms
(22)	February 8, 2006	Performance shares for the grant period of 2006-2008. The terms of these performance shares are described above under the heading "Performance Shares."
(23)	March 31, 2005	Performance shares for the grant period of 2005-2007. The terms of these performance shares are described above under the heading "Performance Shares."

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards			Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Albert P. L. Stroucken	0	$0		56,068(2)	$1,875,002
Steven R. McCracken	0	0		208,592(3)	3,815,322
Edward C. White	0	0		1,125(4)	19,418
James W. Baehren	0	0		1,125(4)	19,418
Philip McWeeny	4,000	6,640	(5)	750(4)	12,945
Gilberto E. Restrepo	0	0		1,250(4)	21,575

(1)
These amounts are equal to the closing price of the Common Stock on the NYSE on the vesting date times the number of shares vested.

(2)
Represents a grant of shares to Mr. Stroucken under the terms of his employment agreement, as more fully described under the heading "CEO Compensation."

(3)
Represents the lapse of restrictions on previously granted shares of restricted stock in connection with Mr. McCracken's separation from the Company.

(4)
Represents the lapse of restrictions on shares of restricted stock previously granted to such named executive officer.

(5)
Mr. McWeeny exercised 4,000 stock options on May 8, 2006, with an exercise price of $16.50. Amount is equal to the difference between the option exercise price and the market value of the Common Stock on the date of exercise multiplied by the number of options exercised.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Supplemental Benefit Retirement Plan	1.50	(2)	$189,632	$0
Steven R. McCracken	Salary Retirement Plan	2.67		0	0
	Supplemental Benefit Retirement Plan	31.42	(3)	0	3,499,940	(4)
Edward C. White	Salary Retirement Plan	31.67		1,230,074	0
	Supplemental Benefit Retirement Plan	31.67		686,875	0
James W. Baehren	Salary Retirement Plan	14.67		874,297	0
	Supplemental Benefit Retirement Plan	14.67		0	0
Philip McWeeny	Salary Retirement Plan	37.00		1,797,173	0
	Supplemental Benefit Retirement Plan	37.00		737,374	0
Gilberto E. Restrepo	International Pension Plan	42.42		3,709,564	0	(5)

(1)
The key actuarial assumptions used to calculate the present value of accumulated benefits are:

Mortality:	No retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.
Lump sum rate:	4.37%
Annuity rate:	5.87%

  Salaried benefits accrued through December 31, 2004 and all SBRP benefits are assumed to be paid as a lump sum at retirement. Benefits accrued after December 31, 2004 are assumed to be paid as an annuity.

(2)
Mr. Stroucken's service includes 1.5 years of additional service included in the SBRP benefit, per his employment agreement described above under the heading "CEO Compensation." The additional value due to the additional service granted to Mr. Stroucken equals the entire accrual of $189,632.

(3)
Mr. McCracken's SBRP service includes service at his previous employer, and the values above include an offset for the value of benefits paid from his previous employer, pursuant to the terms of an employment agreement between the Company and Mr. McCracken, as amended (the "Employment Agreement"), referred to as Exhibits 10.19, 10.20 and 10.34 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Since he received a lump sum of his entire benefit in 2006, the December 31, 2006 Present Value of Accumulated Benefits equals zero. The additional value paid as a lump sum due to the additional service granted to Mr. McCracken was $2,926,976.

(4)
Retirement payment made to Mr. McCracken pursuant the Employment Agreement.

(5)
Mr. Restrepo's benefits above have not been reduced for any offsets of benefits that he is entitled to receive in Colombia. Mr. Restrepo retired effective December 31, 2006, and the portion of his pension benefit payable from the International Pension Plan was paid in a lump sum in 2007.

NON-QUALIFIED DEFERRED COMPENSATION–2006 (1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Steven R. McCracken	48,400	24,200	8,569	0	209,274
Edward C. White	31,049	6,537	4,707	0	99,620
James W. Baehren	10,960	5,480	3,501	0	64,360
Philip McWeeny	12,000	4,800	3,217	0	60,658
Gilberto E. Restrepo(5)	0	0	0	0	0

(1)
Participants may defer up to 19% of base salary into the Executive Deferred Savings Plan. Deferrals, including the Company match on such deferrals, may be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A-rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's Common Stock on the NYSE on the day before the date on or as of which such value is being determined or, if no Common Stock was traded on such day, then on the next preceding trading day on which Common Stock was so traded. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)
Amounts in this column are included in the named executive officer's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column of the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Mr. Restrepo is not eligible to participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary termination not for cause, change in control, for-cause termination, disability, or death. The amounts shown assume a termination effective December 29, 2006, the last business day of the year. For payments made pursuant to stock option, restricted stock, or performance unit awards, the amount earned by each named executive officer upon retirement differs if they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 29, 2006.

        Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company. With the exception of Mr. McCracken and Mr. Stroucken, the Company has not entered into any severance or change-in-control agreements with the named executive officers.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan, Supplemental Benefit Retirement Plan and the International Pension Plan.

  •
  Stock options that are already vested at the date of termination.

Payments Made Upon Retirement

        In addition to the above, payments made upon retirement include:

  •
  In the event of normal retirement (age 65), stock options granted in 2004 and earlier are immediately vested and are exercisable for three months post-retirement. In the event of normal retirement or early retirement post-age 60, options granted in 2005 and later continue normal vesting and are exercisable through their term.

  •
  In the event of normal retirement, restricted stock awards granted in 2004 and earlier vest at retirement. Where the restrictions have not yet lapsed, restricted stock awards granted in 2005 and later are forfeited in the case of any retirement.

  •
  In the event of normal retirement or early retirement post-age 60, performance shares are immediately vested and any payout earned will be paid following the related three-year cycle.

  •
  In the event of any retirement, Mr. Baehren, Mr. McWeeny and Mr. White are eligible to participate in the Company's retiree medical plan for U. S. employees. This plan provides both pre- and post-age 65 coverage to employees and their spouses. The plan was closed to new entrants effective January 1, 2003; as a result, Mr. McCracken and Mr. Stroucken are not eligible to participate in this plan. Mr. Restrepo is not eligible to participate in this plan as he is not a U. S. employee.

Payments Made Upon Involuntary Termination Not For Cause or Change in Control

        In addition to that described above under the heading "Payments Made Upon Termination", each named executive officer is eligible for the following:

  •
  Mr. Baehren, Mr. McWeeny and Mr. White are eligible for severance pay, plus 6 months of continued health care coverage for themselves and their dependents, under the Company's Severance Policy that applies to all U. S. salaried employees. Mr. Restrepo is not eligible for payment under this plan as he is not a U. S. employee.

  •
  In the event of Involuntary Termination Not For Cause, restricted stock awards granted in 2004 and earlier vest at termination. Restricted stock awards granted in 2005 and later are forfeited.

  •
  In the event of Involuntary Termination Not For Cause, there is immediate vesting of a pro-rata share of performance, shares with any payout made after the applicable performance cycle.

  •
  In the event of a change in control, all previously unvested stock options, restricted stock awards, and performance shares will immediately vest.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health care coverage for 24 months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with 2-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of a termination without cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not For Cause, with protection against negative excise tax.

Payments Made Upon Death or Disability

  •
  In the event of disability, each named executive officer, with the exception of Mr. Restrepo, is eligible to participate in the Company's Long Term Disability plan for salaried U. S. employees. This plan pays participants 70% of base salary plus target bonus for the duration of the disability, or until age 65. Mr. McWeeny is eligible to participate in this plan for a period of 24 months due to his age. Mr. Restrepo is not eligible to participate in this plan as he is not a U. S. employee.

  •
  In the event of disability, each named executive officer, with the exception of Mr. Restrepo, receives continued coverage under the Company's health care plan for active employees for the duration of coverage under the Company's long term disability plan.

  •
  In the event of death or disability, all stock options, restricted stock and performance share awards are immediately vested. Any payout of performance shares is made at the completion of the appropriate performance cycle.

  •
  The named executive officers participate in a life insurance program that differs from that offered to most salaried employees of the Company. For U. S. named executive officers, the benefit payable to the beneficiary upon death is three times annual base salary. For Mr. Restrepo, the benefit payable to his beneficiary upon death is $200,000.

        As noted above under the heading "CEO Compensation", the Company entered into a separation agreement with Mr. McCracken effective November 30, 2006. The payments made to Mr. McCracken under such agreement are disclosed above in such discussion.

        The following table represents payments that may be paid to Mr. Stroucken under the various termination scenarios:

	Voluntary Termination on 12/29/06	Early Retirement on 12/29/06	Normal Retirement on 12/29/06	Involuntary Termination Not For Cause on 12/29/06	Change In Control on 12/29/06	For Cause Termination on 12/29/06	Disability on 12/29/06	Death on 12/29/06
Compensation
Short-term (annual) Incentive Compensation (SMIP)	—	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	—	—
Performance Shares	—	—	—	—	—	—	—	—
Restricted Stock Awards	—	—	—	—	$1,978,818	—	$1,978,818	$1,978,818
Benefits and Perquisites
Retirement Plans	—	—	—	—	—	—	$917,000	—
Health & Welfare Benefits	—	—	—	$5,100	$5,100	—	$55,400	—
Disability Income	—	—	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	—	—	$2,850,000
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Cash Severance	—	—	—	$4,750,000	$4,750,000	—	—	—

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.

        SBRP benefits are assumed to be paid as a lump sum. The discount rate used for lump sums is 4.37%.

Benefits Payable

        Mr. Stroucken is not eligible for the Salary Retirement Plan. Since he has less than 5 years of service, Mr. Stroucken is not eligible for any benefits other than the disability benefit, which has a one-year service requirement.

        The following table represents payments that may be paid to Mr. White under the various termination scenarios:

	Voluntary Termination on 12/29/06	Early Retirement on 12/29/06	Normal Retirement on 12/29/06	Involuntary Termination Not For Cause on 12/29/06	Change In Control on 12/29/06	For Cause Termination on 12/29/06	Disability on 12/29/06	Death on 12/29/06
Compensation
Short-term (annual) Incentive Compensation (SMIP)	—	—	—	—	—	—	—	—
Stock Options	$257,400	$257,400	—	$257,400	$262,706	$257,400	$262,706	$262,706
Performance Shares	—	$467,320	—	$246,972	$467,320	—	$467,320	$467,320
Restricted Stock Awards	—	$498,150	—	$498,150	$676,672	—	$676,672	$676,672
Benefits and Perquisites
Retirement Plans	$1,917,000	$2,648,000	—	$1,917,000	$1,917,000	$1,917,000	$2,222,000	$2,661,000
Health & Welfare Benefits	—	$397,000	—	$5,100	$5,100	—	$324,000	$27,000
Disability Income	—	—	—	—	—	—	$2,053,430	—
Life Insurance Benefits	—	—	—	—	—	—	—	$1,176,600
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Cash Severance	—	—	—	$196,100	$196,100	—	—	—

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.

        Salary Retirement Plan benefits accrued through December 31, 2004 and all SBRP benefits are assumed to be paid as a lump sum. Salary Retirement Plan benefits accrued after December 31, 2004 are assumed to be paid as an annuity. The discount rate used for lump sums is 4.37% and the discount rate used for annuities is 5.87%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 29, 2006 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Earliest retirement benefits represent the value of the pension benefits as if the participant retires on December 29, 2006 and commences payment as soon as possible. Since the participant is currently eligible to retire, this value represents commencement at December 29, 2006. The health and welfare benefits represent retiree medical and executive retiree life insurance benefits as if the participant retires as of December 29, 2006 and immediately elects coverage.

        Disability benefits represent the value of benefits as if the participant becomes disabled on December 29, 2006. Pension benefits reflect benefits payable at age 65, including level pay to 65 and service to age 65. Health and welfare benefits represent retiree medical and executive retiree life insurance benefits commencing at age 65.

        Death benefits represent the value of benefits as if the participant became deceased on December 29, 2006. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse.

        The following table represents payments that may be paid to Mr. Baehren under the various termination scenarios:

	Voluntary Termination on 12/29/06	Early Retirement on 12/29/06	Normal Retirement on 12/29/06	Involuntary Termination Not For Cause on 12/29/06	Change In Control on 12/29/06	For Cause Termination on 12/29/06	Disability on 12/29/06	Death on 12/29/06
Compensation
Short-term (annual) Incentive Compensation (SMIP)	—	—	—	—	—	—	—	—
Stock Options	$454,770	$454,770	—	$454,770	$458,992	$454,770	$458,992	$458,992
Performance Shares	—	—	—	$207,858	$409,461	—	$409,461	$409,461
Restricted Stock Awards	—	$738,000	—	$738,000	$891,264	—	$891,264	$891,264
Benefits and Perquisites
Retirement Plans	$874,000	$1,259,000	—	$874,000	$874,000	$874,000	$1,271,000	$1,346,000
Health & Welfare Benefits	—	$346,000	—	$6,800	$6,800	—	$251,000	$35,000
Disability Income	—	—	—	—	—	—	$2,624,672	—
Life Insurance Benefits	—	—	—	—	—	—	—	$1,092,000
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Cash Severance	—	—	—	$123,760	$123,760	—	—	—

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.

        Salary Retirement Plan benefits accrued through December 31, 2004 and all SBRP benefits are assumed to be paid as a lump sum. Salary Retirement Plan benefits accrued after December 31, 2004 are assumed to be paid as an annuity. The discount rate used for lump sums is 4.37% and the discount rate used for annuities is 5.87%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 29, 2006 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Earliest retirement benefits represent the value of the pension benefits as if the participant retires on December 29, 2006 and commences payment as soon as possible. Since the participant is currently eligible to retire, this value represents commencement at December 29, 2006. The health and welfare benefits represent retiree medical and executive retiree life insurance benefits as if the participant retires as of December 29, 2006 and immediately elects coverage.

        Disability benefits represent the value of benefits as if the participant becomes disabled on December 29, 2006. Pension benefits reflect benefits payable at age 65, including level pay to 65 and service to age 65. Health and welfare benefits represent retiree medical and executive retiree life insurance benefits commencing at age 65.

        Death benefits represent the value of benefits as if the participant became deceased on December 29, 2006. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse.

        The following table represents payments that may be paid to Mr. McWeeny under the various termination scenarios:

	Voluntary Termination on 12/29/06	Early Retirement on 12/29/06	Normal Retirement on 12/29/06	Involuntary Termination Not For Cause on 12/29/06	Change In Control on 12/29/06	For Cause Termination on 12/29/06	Disability on 12/29/06	Death on 12/29/06
Compensation
Short-term (annual) Incentive Compensation (SMIP)	—	—	—	—	—	—	—	—
Stock Options	$450,670	—	$450,670	$450,670	$453,346	$450,670	$453,346	$453,346
Performance Shares	—	—	$268,134	$135,374	$268,134	—	$268,134	$268,134
Restricted Stock Awards	—	—	$535,050	$535,050	$635,197	—	$635,197	$635,197
Benefits and Perquisites
Retirement Plans	$2,534,000	—	$2,534,000	$2,534,000	$2,534,000	$2,534,000	$2,534,000	$2,546,000
Health & Welfare Benefits	$418,000	—	$418,000	$418,000	$418,000	$418,000	$418,000	$7,000
Disability Income	—	—	—	—	—	—	$693,628	—
Life Insurance Benefits	—	—	—	—	—	—	—	$1,020,000
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Cash Severance	—	—	—	$170,000	$170,000	—	—	—

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.

        Salary Retirement Plan benefits accrued through December 31, 2004 and all SBRP benefits are assumed to be paid as a lump sum. Salareid Plan benefits accrued after December 31, 2004 are assumed to be paid as an annuity. The discount rate used for lump sums is 4.37% and the discount rate used for annuities is 5.87%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 29, 2006 and commences payment at normal retirement date. Since the participant is eligible for normal retirement benefits, the benefits shown are immediate benefits for pension and retiree medical.

        Normal retirement benefits represent the value of the pension benefits as if the participant retires on December 29, 2006 and commences payment as soon as possible. Since the participant is currently eligible to retire, this value represents commencement at December 29, 2006. The health and welfare benefits represent retiree medical and executive retiree life insurance benefits as if the participant retires as of December 29, 2006 and immediately elects coverage.

        Disability benefits represent the value of benefits as if the participant becomes disabled on December 29, 2006. Since the participant is currently over 65, pension benefits reflect benefits payable immediately. Health and welfare benefits represent retiree medical and executive retiree life insurance benefits commencing immediately.

        Death benefits represent the value of benefits as if the participant became deceased on December 29, 2006. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse.

        The following table represents payments that may be paid to Mr. Restrepo under the various termination scenarios:

	Voluntary Termination on 12/29/06	Early Retirement on 12/29/06	Normal Retirement on 12/29/06	Involuntary Termination Not For Cause on 12/29/06	Change In Control on 12/29/06	For Cause Termination on 12/29/06	Disability on 12/29/06	Death on 12/29/06
Compensation
Short-term (annual) Incentive Compensation (SMIP)	—	—	—	—	—	—	—	—
Stock Options	$817,490	—	$817,490	$817,490	$821,873	$817,490	$821,873	$821,873
Performance Shares	—	—	$424,608	$424,608	$424,608	—	$424,608	$424,608
Restricted Stock Awards	—	—	$774,900	$774,900	$940,120	—	$940,120	$940,120
Benefits and Perquisites
Retirement Plans	$3,710,000	—	$3,710,000	$3,710,000	$3,710,000	$3,710,000	$3,710,000	$3,710,000
Health & Welfare Benefits	$105,000	—	$105,000	$105,000	$105,000	$105,000	$105,000	$23,000
Disability Income	—	—	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	—	—	$200,000
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Cash Severance	—	—	—	—	—	—	—	—

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2010 adjusted for white collar workforce.

        SBRP benefits are assumed to be paid as a lump sum. The discount rate used for lump sums is 4.37%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 29, 2006 and commences payment at normal retirement date. Since the participant is eligible for normal retirement benefits, the benefits shown are immediate benefits for pension.

        Normal retirement benefits represent the value of the pension benefits as if the participant retires on December 29, 2006 and commences payment as soon as possible. Since the participant is currently eligible to retire, this value represents commencement at December 29, 2006.

        Disability benefits represent the value of benefits as if the participant becomes disabled on December 29, 2006. Since the participant is currently over 65, pension benefits reflect benefits payable immediately.

        Death benefits represent the value of benefits as if the participant became deceased on December 29, 2006. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings.

AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under the heading "Proposal 1: Election of Directors—Committees of the Board of Directors—Audit Committee," the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and management's and the independent registered public accounting firm's evaluations of the Company's system of internal control over financial reporting contained in the 2006 Annual Report on Form 10-K;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2006, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services, as described in the following section, to the Company and its affiliates is compatible with the independent registered public accounting firm's independence.

Gary F. Colter, Chair
Peter S. Hellman
Anastasia D. Kelly
Helge H. Wehmeier
Dennis K. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the Securities and Exchange Commission's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2006 and 2005 for these various services were:

Type of Fees	2006	2005
	($ in millions)
Audit Fees	$8.77	$10.55
Audit-Related Fees	3.41	3.61
Tax Fees	.95	.97
All Other Fees	—	—
Total	$13.13	$15.13

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOx Section 404"), statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral, audit procedures for acquired business (2005 only) and services related to SEC filings and non-SEC offerings (2005 only); (b) "audit-related fees" were for audits of employee benefit plans, audit procedures for divested businesses (2005 only), agreed-upon procedures for third parties (2005 only), SOX Section 404 advisory services, and other accounting consultations; and (c) "tax fees" were for expatriate tax compliance and advisory services, tax return preparation, sales and use tax reviews (2005 only), federal, state and local tax planning (2006 only), and international tax planning and advice. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee of the Board of Directors as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        This Policy describes the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee. For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual Audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Committee for approval the list of Audit services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Committee for approval the list of Audit-related services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit-related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Committee for approval the list of Tax services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All Tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1987, and the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its recommendation.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        The Board recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 15, 2007 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, named executive officers and all directors and executive officers as a group. L. Richard Crawford owns 200 shares of the Company's $2.375 Convertible Preferred Stock, which shares are reflected in the totals shown below at a conversion rate of 0.9491 shares of Common Stock for each share of Convertible Preferred Stock. No other director, nominee for director, named executive officer or other executive officer beneficially owned any Convertible Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage
AXA Financial Inc.(2) 1290 Avenue of the Americas New York, New York 10104	23,042,370		15.0
Massachusetts Financial Services Company(3) 500 Boylston Street Boston, Massachusetts 02116	18,942,302		12.3
Janus Capital Management LLC(4) 151 Detroit Street Denver, Colorado 80206	18,202,149		11.8
FMR Corp.(5) 82 Devonshire Street Boston, Massachusetts 02109	11,939,492		7.7
Wellington Management Company, LLP(6) 75 State Street Boston, Massachusetts 02109	9,377,900		6.1
State Street Bank and Trust Company(7) 225 Franklin Street Boston, MA 02110	8,846,979		5.8
James W. Baehren(1)	175,708	(8)(9)	—	*
Gary F. Colter(1)	14,294	(9)	—	*
Robert J. Dineen(1)	24,894	(9)	—	*
Peter S. Hellman	0		—	*
Anastasia D. Kelly(1)	16,794	(9)	—	*
Steven R. McCracken(1)	818,912	(8)	—	*
John J. McMackin, Jr.(1)	25,422	(9)	—	*
Corbin A. McNeill, Jr.	5,848	(9)	—	*
Philip McWeeny(1)	182,596	(8)(9)	—	*
Gilberto E. Restrepo(1)	189,039		—	*

Albert P. L. Stroucken(1)	535,030	(9)	—	*
Helge H. Wehmeier	16,398	(9)	—	*
Dennis K. Williams	2,841	(9)	—	*
Edward C. White(1)	139,476	(8)(9)	—	*
Thomas L. Young(1)	283,393	(8)(9)	—	*
All directors and executive officers as a group (17 persons)(1)	2,582,252	(8)(9)	1.7
*
Indicates less that one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes: all currently exercisable options granted to Ms. Kelly and Messrs. Baehren, Colter, Dineen, McCracken, McMackin, McWeeny, Restrepo, Stroucken, White and Young, and all directors and officers as a group. The number of shares beneficially owned includes the following shares subject to granted options:

Director/Officer	Options
James W. Baehren	93,690
Gary F. Colter	5,000
Robert J. Dineen	7,500
Anastasia D. Kelly	7,500
Steven R. McCracken	540,450
John J. McMackin, Jr	7,500
Philip McWeeny	103,344
Gilberto E. Restrepo	118,228
Albert P. L. Stroucken	317,796
Edward C. White	57,632
Thomas L. Young	248,750
All directors and executive officers as a group	1,576,042
(2)
The Schedule 13G received by the Company from AXA Financial, Inc. ("AFI"), filing jointly on behalf of itself and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (the "Mutuelles AXA"), and AXA indicated that (a) the Mutuelles AXA and AXA are each the beneficial owner of 23,042,370 shares of the Common Stock, with sole power to vote or to direct the vote on 13,278,866 shares, shared power to vote or direct the vote on 3,054,678, the sole power to dispose or to direct the disposition of 23,014,663 shares and the shared power to dispose or to direct the disposition of 27,707 shares; (b) AFI is the beneficial owner of 23,027,770 shares of the Common Stock, with sole power to vote or to direct the vote on 13,271,566 shares, shared power to vote or direct the vote on 3,054,678 shares, the sole power to dispose or to direct the disposition of 23,000,063 shares and the shared power to dispose or to direct the disposition of 27,707 shares; (c) AllianceBernstein L.P. is deemed to have sole power to vote or direct the vote on 13,271,566 shares, is deemed to have shared power to vote or direct the vote on 3,054,678 shares, is deemed to have the sole power to dispose or to direct the disposition of 23,000,063 shares and the shared power to dispose or to direct the disposition of 27,707 shares; (d) AXA Rosenberg Investment Management LLC is deemed to have sole power to vote or direct the vote on 7,300 shares and is deemed to have the sole power to dispose or to direct the disposition of 7,300 shares; and (e) AXA Konzern AG is deemed to have sole power to dispose or to direct the disposition of 7,300 shares.

(3)
The Schedule 13G received by the Company from Massachusetts Financial Services Company ("MFS") indicated that MFS, together with certain other non-reporting entities, is the beneficial owner of 18,942,302 shares of the Common Stock, with sole power to vote or to direct the vote on 13,537,770 shares and the sole power to dispose or to direct the disposition of 18,942,302 shares.

(4)
The Schedule 13G received by the Company from Janus Capital Management LLC ("Janus"), indicating that Janus is the beneficial owner of 18,202,149 shares of the Common Stock, with sole power to vote or to direct the vote on 18,202,149 shares, and the sole power to dispose or to direct the disposition of 18,202,149 shares. Janus Contrarian Fund, an investment company registered under the Investment Company Act of 1940 and one of the managed portfolios to which Janus provides investment advice, is the beneficial owner of 10,918,745 shares of the Common Stock, with sole power to vote or to direct the vote on 10,918,745 shares, and the sole power to dispose or to direct the disposition of 10,918,745 shares.

(5)
The Schedule 13G received by the Company from FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, indicated that FMR is the beneficial owner of 11,939,492 shares of the Common Stock, with sole power to vote or to direct the vote of 653,505 shares and the sole power to dispose or to direct the disposition of 11,939,492 shares. Fidelity is the beneficial owner of 11,928,592 shares of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. That number includes 761,159 shares of Common Stock resulting from the assumed conversion of 801,980 shares of the Company's $2.375 Convertible Preferred Stock (0.9491 shares of Common Stock for each share of Convertible Preferred Stock). The ownership of one investment company, Fid Value Fund, amounted to 9,436,527 shares of the Common Stock. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 11,928,592 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR is the beneficial owner of 8,000 shares of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over 8,000 shares and sole power to vote or to direct the voting of 8,000 shares. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR is the beneficial owner of 2,900 shares of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 8,000 shares and sole power to vote or to direct the voting of 8,000 shares.

(6)
The Schedule 13G received by the Company from Wellington Management Company, LLP ("Wellington Management") indicated that Wellington Management, in its capacity as investment advisor, is the beneficial owner of 9,377,900 shares of the Common Stock, with shared power to vote or to direct the vote on 5,146,600 shares and the shared power to dispose or to direct the disposition of 9,332,500 shares. The shares are held of record by clients of Wellington Management.

(7)
The Schedule 13G received by the Company from State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities, indicated it is beneficial owner of 8,846,979 shares of Common Stock, with sole voting power with respect to 1,743,313 shares of Common Stock, shared voting power with respect to 7,103,666 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock, and shared dispositive power with respect to 8,846,979 shares of Common Stock. The majority of the shares with respect to which State Street is the beneficial owner are owned on behalf of (a) the Owens-Illinois Stock Purchase and Savings Program, and (b) the Owens-Illinois Long Term Savings Plan.

(8)
The table includes the number of shares of Common Stock that Messrs. Baehren, McCracken, McWeeny, White, Young, and all directors and executive officers as a group held in the Stock Purchase and Savings Program as of February 15, 2007. No shares are held in such program for Messrs. Restrepo and Stroucken.

(9)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of February 15, 2007:

Officer	Shares
James W. Baehren	47,074
Gary F. Colter	8,294
Robert J. Dineen	8,294
Anastasia D. Kelly	8,294
John J. McMackin, Jr	8,294
Corbin A. McNeill, Jr	4,848
Philip McWeeny	33,634
Albert P. L. Stroucken	107,253
Helge H. Wehmeier	4,848
Edward C. White	35,101
Dennis K. Williams	2,841
Thomas L. Young	4,257
All directors and executive officers as a group	320,750

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2006.

2008 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2008 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8. Any such proposal must be received by the Company no later than December 12, 2007. The Company requests that all such proposals be addressed to the Corporate Secretary, Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2008 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 12, 2007. The Company requests that all such notices be addressed to the Corporate Secretary, Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has mailed this Proxy Statement and a copy of its 2006 Annual Report to each share owner entitled to vote at the Annual Meeting. Included in the 2006 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2006.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

April 5, 2007

Proxy-Owens-Illinois, Inc.

This Proxy is Solicited on Behalf of
the Board of Directors

The undersigned hereby appoints James W. Baehren, Edward C. White and Stephen P. Malia and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owen-Illinois, Inc. held of record by the undersigned on March 12, 2007, at the Annual Meeting of Share Owners to be held on May 9, 2007, or at any adjournment thereof.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made, this proxy will be voted FOR the election of the director nominees and FOR Proposal 2.

PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH, JOINT OWNERS SHOULD BOTH SIGN.

(Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope)

Annual Meeting Proxy Card

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

A	Election of Class I Directors
1.	Nominees.
	01-Albert P. L. Stroucken	For ☐	Withhold ☐	02-Dennis K. Williams			For ☐	Withhold ☐	03-Thomas L. Young	For ☐	Withhold ☐
B	Proposal
2.	Ratify the selection of Ernst & Young LLP as independent registered public accounting firm for 2007.			For ☐	Against ☐	Abstain ☐
C	Other Issues
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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TABLE OF CONTENTS
OWENS-ILLINOIS, INC. One Michael Owens Way Perrysburg, Ohio 43551
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS To Be Held May 9, 2007
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR COMPENSATION AND OTHER INFORMATION
DIRECTOR COMPENSATION IN 2006
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT
Option Award Vesting Schedule
Restricted Stock Vesting Schedule
Performance Share Vesting Schedule
OPTION EXERCISES AND STOCK VESTED IN 2006
PENSION BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION–2006 (1)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
2008 ANNUAL MEETING OF SHARE OWNERS
PROXY SOLICITATION
This Proxy is Solicited on Behalf of the Board of Directors